Oportun Reports First Quarter 2022 Financial Results
Aggregate originations growth of 139% year-over-year

Total revenue growth of 59% year-over-year

Record Diluted and Adjusted EPS of $1.37 and $1.58, respectively

Raising full-year 2022 guidance

SAN CARLOS, CA – May 9, 2022 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun” and the "Company") today reported financial results for the first quarter ended March 31, 2022.

“I am pleased with the strong results we delivered in the first quarter, which put us on pace to exceed the ambitious objectives we set forth for 2022. Our members grew to nearly 1.7 million, a 48% annualized increase during the quarter, and product adoption grew even faster, at a 58% annualized rate, to reach 1.8 million," said Raul Vazquez, CEO of Oportun. "Our comprehensive set of financial solutions is resonating with the hardworking people we seek to serve, resulting in 139% year-over-year growth in originations, 59% revenue growth and record EPS. We remain confident in our multitude of growth vectors and, accordingly, are raising our full year 2022 revenue guidance to a range of $910 million to $930 million, and our Adjusted EPS guidance to a range of $2.45 to $2.56.”

First Quarter 2022 Results

Metric	GAAP		Adjusted[1]
	1Q22	1Q21	1Q22	1Q21
Total revenue	$215	$135
Net income	$46	$3	$53	$12
Diluted EPS	$1.37	$0.10	$1.58	$0.41
Adjusted EBITDA			$34	($2)
Dollars in millions, except per share amounts.

Business Highlights

◦Members were 1.7 million (2), a 48% annualized increase during the quarter
◦Products were 1.8 million(3), a 58% annualized increase during the quarter
◦Aggregate Originations were $800M, up 139% year-over-year
◦Managed Principal Balance at End of Period was $2.8B, up 55% year-over-year
◦Annualized Net Charge-Off Rate of 8.6% as compared to 8.6% for the prior-year period
◦30+ Day Delinquency Rate of 4.5% as compared to 3.0% for the prior-year period; had we not sold $228 million of our loan portfolio at the end of March our 30+ Day Delinquency Rate would have been 4.1%.

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

(2) Beginning 1Q22, we modified our definition of Members to reflect the long term nature of our relationships with our members. The 4Q21 number has been updated to reflect the new definition.
(3) Beginning 1Q22, we modified our definition of Products to reflect multiproduct adoption by our members. The 4Q21 number has been updated to reflect the new definition.

Financial and Operating Results

All figures are as of March 31, 2022, unless otherwise noted.

Growth Highlights

Members – Members as of the end of the first quarter grew to 1.7 million, up from 1.5 million as of the end of the prior-quarter, a 48% annualized growth rate for the quarter.

Products – Products as of the end of the first quarter grew to 1.8 million, up from 1.5 million as of the end of the prior-quarter, a 58% annualized growth rate for the quarter.

Originations – Aggregate Originations for the first quarter were $800 million, an increase of 139% as compared to $335 million in the prior-year quarter. This increase was primarily driven by growth in loan application volume due to higher demand offset by reduction in our approval rate as we tightened credit.

Financial Results

Revenue – Total revenue for the first quarter was $215 million, an increase of 59% as compared to $135 million in the prior-year quarter. The increase was primarily attributable to higher interest income due to growth in the Company's underlying portfolio as a result of increased origination volume. Net revenue for the first quarter was $205 million, an increase of 86% as compared to net revenue of $110 million in the prior-year quarter. Net revenue improved from the prior-year quarter due to higher revenue and a net increase in fair value due to higher interest rates reducing the prices of our asset-backed notes.

Operating Expense and Adjusted Operating Expense – For the first quarter, total operating expense was $147 million, as compared to $106 million in the prior-year quarter. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, increased 42% year-over-year to $133 million, primarily driven by the addition of $15 million of Digit operating expenses, post-merger, which were not present in the prior-year quarter. The increase was also attributable to increased investment in marketing to drive growth and initiatives to further enhance our technology.

Net Income and Adjusted Net Income – Net income was $46 million, an increase of 1,413% as compared to $3 million in the prior-year quarter. Adjusted Net Income was $53 million, an increase of 331% as compared to $12 million in the prior-year quarter. The increases in net income and Adjusted Net Income are attributable to increased revenues and a net increase in fair value, offset by an increase in operating expenses.

Earnings Per Share and Adjusted EPS – GAAP earnings per share, basic and diluted, were $1.42 and $1.37, respectively, for the three months ended March 31, 2022. GAAP earnings per share, basic and diluted, were both $0.11 and $0.10, respectively, in the prior-year quarter. Adjusted Earnings Per Share was $1.58 as compared to $0.41 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $34 million, up from $(2) million in the prior-year quarter.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the quarter was 8.6%, compared to 8.6% for the prior-year quarter.

30+ Day Delinquency Rate – The Company's 30+ Day Delinquency Rate was 4.5% at the end of the quarter, compared to 3.0% at the end of the prior-year quarter. However, excluding the impact of the $228 million sale of loans, or approximately 9% of our owned portfolio, at the end of the quarter, the 30+ Day Delinquency Rate would have been 4.1%, as compared to 3.9% as of December 31, 2021.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the quarter was 68.6% as compared to 78.5% in the prior-year quarter. Adjusted Operating Efficiency for the first quarter was 61.8%, as compared to 69.0% in the prior-year quarter. Adjusted Operating Efficiency excludes stock-based compensation expense and certain non-recurring charges, such as the Company's retail network optimization expenses and acquisition and integration related expenses. The improvement in Operating Efficiency and Adjusted Operating Efficiency reflect the Company's increase in revenue.

Return On Equity ("ROE") and Adjusted ROE – ROE for the quarter was 29.5%, as compared to 2.6% in the prior-year quarter.  Adjusted ROE for the quarter was 34.1%, as compared to 10.6% in the prior-year quarter.

New Products

Secured personal loans – As of March 31, 2022, the Company had a secured personal loan receivables balance of $79 million, up 1,375% from $5 million at the end of the first quarter 2021.

Credit card receivables – As of March 31, 2022, the Company had a credit card receivables balance of $90 million, up 996% from $8 million at the end of the first quarter 2021.

Funding and Liquidity

As of March 31, 2022, total cash was $171 million, consisting of cash and cash equivalents of $110 million and restricted cash of $61 million. Cost of Debt and Debt-to-Equity were 2.6% and 3.3x, respectively, for and at the end of the first quarter 2022 as compared to Cost of Debt and Debt-to-Equity of 3.9% and 3.0x, respectively, for and at the end of the prior-year quarter. As of March 31, 2022, the Company had $183 million of undrawn capacity on its existing $600 million personal loan warehouse line. The Company's personal warehouse line is committed through September 2024. As of March 31, 2022, the Company had $90 million of undrawn capacity on its existing $150 million credit card warehouse line. The Company's credit card warehouse line is committed through December 2023. In March 2022, the Company sold $228 million of loans through a structured loan sale utilizing the securitization market. The Company is currently in the market with a $400 million securitization which it anticipates will price this week and free up substantial warehouse capacity.

Financial Outlook for Second Quarter and Full Year 2022

Oportun is providing the following guidance for 2Q 2022 and full year 2022 as follows:

	2Q 2022	Full Year 2022
Aggregate Originations	$825 - $850 M	$3.45 - $3.50 B
Total Revenue	$214 - $218 M	$910 - $930 M
Adjusted Net Income	$2 - $4 M	$83 - $87 M
Adjusted EPS (1)	$0.06 - $0.12	$2.45 - $2.56
Annualized Net Charge-Off Rate	8.6% +/- 10 bps	8.8% +/- 15 bps

[1] Based on 33,946,646 and 33,924,047 shares outstanding as of the end of each listed period respectively.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss first quarter 2022 results at 5:00 p.m. ET (2:00 p.m. PT) today. The dial-in number for the conference call is 877-300-8521 (toll-free) or 412-317-6026 (international). Participants should call in 10 minutes prior to the scheduled start time. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay of the call will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted Operating Efficiency, and Adjusted Return on Equity, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is an A.I.-powered digital banking platform that seeks to make financial health effortless for anyone. Driven by a mission to provide inclusive and affordable financial services, Oportun helps its nearly 1.7 million hardworking members meet their daily borrowing, savings, banking, and investing needs. Since inception, Oportun has provided more than $13 billion in responsible and affordable credit, saved its members more than $2.2 billion in interest and fees, and automatically helped members set aside more than $7.6 billion for rainy days and other needs. In recognition of its responsibly designed products, Oportun has been certified as a Community Development Financial Institution (CDFI) since 2009.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, achievement of our strategic priorities, our future growth opportunities, anticipated benefits to our service offerings to be realized from our acquisition of Digit and our second quarter and revised 2022 full year outlook, are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You generally can identify these statements by terms such as “expect,” “plan,” “anticipate,” “project,” "outlook,” “continue,” “may,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, and include, but are not limited to, the impact of COVID-19 on our business and the economy as a whole; Oportun’s future financial performance, including aggregate originations; trends in revenue, net revenue, operating expenses, and net income; changes in market interest rates; increases in loan delinquencies and charge-offs; Oportun's ability to increase market share and enter into new markets; Oportun's ability to expand its member base; Oportun's ability to realize the benefits from acquisitions and integrate acquired technologies, including the Digit acquisition; the risk of security breaches or incidents affecting our information technology systems or those of our third-party vendors or service providers; Oportun’s ability to successfully offer loans in additional states; and Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Media Contact
Usher Lieberman
(650) 769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Interest income	$192.2	$127.2
Non-interest income	22.5	8.1
Total revenue	214.7	135.3
Less:
Interest expense	13.7	13.5
Net increase (decrease) in fair value	4.0	(11.6)
Net revenue	205.0	110.2

Operating expenses:
Technology and facilities	49.2	32.9
Sales and marketing	34.5	23.9
Personnel	35.9	26.8
Outsourcing and professional fees	14.3	12.6
General, administrative and other	13.4	10.0
Total operating expenses	147.3	106.3

Income before taxes	57.7	4.0
Income tax expense	12.0	1.0
Net income	$45.7	$3.0

Diluted Earnings per Common Share	$1.37	$0.10
Diluted Weighted Average Common Shares	33,323,134	29,620,034

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	March 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$109.9	$131.0
Restricted cash	60.7	62.0
Loans receivable at fair value	2,451.0	2,386.8
Interest and fees receivable, net	22.8	20.9
Capitalized software and other intangibles	133.1	131.2
Goodwill	104.2	104.0
Right of use assets - operating	36.7	38.4
Other assets	74.2	72.3
Total assets	$2,992.6	$2,946.6

Liabilities and stockholders' equity
Liabilities
Secured financing	$473.3	$393.9
Asset-backed notes at fair value	1,593.4	1,651.7
Acquisition financing	103.9	114.1
Lease liabilities	45.0	47.7
Other liabilities	127.0	135.4
Total liabilities	2,342.6	2,342.7
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	526.7	526.3
Retained earnings	129.5	83.8
Treasury stock	(6.3)	(6.3)
Total stockholders’ equity	649.9	603.9
Total liabilities and stockholders' equity	$2,992.6	$2,946.6

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$45.7	$3.0
Adjustments for non-cash items	23.3	33.1
Proceeds from sale of loans in excess of originations of loans sold and held for sale	6.2	4.9
Changes in balances of operating assets and liabilities	(36.6)	(22.9)
Net cash provided by operating activities	38.6	18.2

Cash flows from investing activities
Net loan principal repayments (loan originations)	(355.8)	15.5
Proceeds from structured loan sale	245.0	—
Capitalization of system development costs	(10.6)	(5.7)
Other, net	(1.1)	(0.9)
Net cash provided by (used in) investing activities	(122.5)	9.0

Cash flows from financing activities
Borrowings	699.0	371.7
Repayments	(630.4)	(381.8)
Net stock-based activities	(7.1)	(2.5)
Net cash provided by (used in) financing activities	61.5	(12.6)

Net increase (decrease) in cash and cash equivalents and restricted cash	(22.4)	14.6
Cash and cash equivalents and restricted cash beginning of period	193.0	168.6
Cash and cash equivalents and restricted cash end of period	$170.6	$183.2

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended March 31,
	2022	2021
Members(1) (Actuals)	1,676,754	643,967
Products(1) (Actuals)	1,757,339	643,967
Aggregate Originations (Millions)	$800.1	$335.2
30+ Day Delinquency Rate (%)	4.5%	3.0%
Annualized Net Charge-Off Rate (%)	8.6%	8.6%
Return on Equity (%)	29.5%	2.6%
Adjusted Return on Equity (%)	34.1%	10.6%

Oportun Financial Corporation
OTHER METRICS
(unaudited)

	Three Months Ended March 31,
	2022	2021
Managed Principal Balance at End of Period (Millions)	$2,842.9	$1,832.6
Owned Principal Balance at End of Period (Millions)	$2,354.0	$1,591.8
Average Daily Principal Balance (Millions)	$2,413.0	$1,624.8

(1) The 643,967 Members and Products reported as of March 31, 2021 reflect our previously defined and disclosed "Active Customer" metric. Products presented as of March 31, 2021 represents one product per member as we did not have members with multiple products at that time. Effective January 1, 2022, Active Customers is no longer a Key Financial and Operating Metric.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

The press release dated May 9, 2022 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Efficiency, Adjusted Operating Expense, Adjusted Return on Equity and Adjusted EPS.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income, adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense, as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company excludes the impact of certain non-recurring charges, such as expenses associated with a litigation reserve, its retail network optimization plan and acquisition and integration related expenses, because it does not believe that these items reflect ongoing business operations.
•The Company also reverses origination fees for Loans Receivable at Fair Value, net. The Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.
•The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income
The Company defines Adjusted Net Income as net income adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with a litigation reserve, its retail network optimization plan and acquisition and integration related expenses, because it does not believe that these items reflect its ongoing business operations.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

Adjusted Operating Efficiency and Adjusted Operating Expense
The Company defines Adjusted Operating Efficiency as Adjusted Operating Expense divided by total revenue. The Company defines Adjusted Operating Expense as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges, such as a litigation reserve, retail network optimization expenses and acquisition and integration related expenses. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficient the Company is at managing costs relative to revenue. The Company believes Adjusted Operating Expense is an important measure because it allows management, investors and Oportun's board of directors to evaluate and compare its operating costs from period to period, excluding the impact of non-cash, stock-based compensation expense and certain non-recurring charges.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by average stockholders’ equity. Average stockholders’ equity is an average of the beginning and ending stockholders’ equity balance for each period. The Company believes Adjusted ROE is an important measure because it allows management, investors and its board of directors to evaluate the profitability of the business in relation to equity and how well it generates income from the equity available. The Company believes

Adjusted ROE is an important measure because it allows management, investors and Oportun's board of directors to evaluate the profitability of the business in relation to equity and how well the Company generates income from the equity available.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended March 31,
Adjusted EBITDA	2022	2021
Net income	$45.7	$3.0
Adjustments:
Income tax expense	12.0	1.0
Depreciation and amortization	7.3	5.3
Stock-based compensation expense	6.8	5.1
Litigation reserve	0.3	—
Retail network optimization expenses, net	0.2	7.8
Acquisition and integration related expenses	7.3	—
Origination fees for Loans Receivable at Fair Value, net	(4.7)	(1.4)
Fair value mark-to-market adjustment	(40.9)	(23.0)
Adjusted EBITDA	$33.9	$(2.3)

	Three Months Ended March 31,
Adjusted Net Income	2022	2021
Net income	$45.7	$3.0
Adjustments:
Income tax expense	12.0	1.0
Stock-based compensation expense	6.8	5.1
Litigation reserve	0.3	—
Retail network optimization expenses, net	0.2	7.8
Acquisition and integration related expenses	7.3	—
Adjusted income before taxes	72.2	16.9
Normalized income tax expense	19.5	4.6
Adjusted Net Income	$52.7	$12.2

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended March 31,
Adjusted Operating Efficiency	2022	2021
Operating Efficiency	68.6%	78.5%
Total Revenue	$214.7	$135.3

Total Operating Expense	$147.3	$106.3
Adjustments:
Stock-based compensation expense	(6.8)	(5.1)
Litigation reserve	(0.3)	—
Retail network optimization expenses, net	(0.2)	(7.8)
Acquisition and integration related expenses	(7.3)	—
Total Adjusted Operating Expense	$132.8	$93.4

Adjusted Operating Efficiency	61.8%	69.0%

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended March 31,
GAAP Earnings per Share	2022	2021
Net income	$45.7	$3.0
Net income attributable to common stockholders	$45.7	$3.0

Basic weighted-average common shares outstanding	32,216,641	27,770,063
Weighted average effect of dilutive securities:
Stock options	733,503	1,274,818
Restricted stock units	372,990	575,153
Diluted weighted-average common shares outstanding	33,323,134	29,620,034

Earnings per share:
Basic	$1.42	$0.11
Diluted	$1.37	$0.10

	Three Months Ended March 31,
Adjusted Earnings Per Share	2022	2021
Diluted earnings per share	$1.37	$0.10

Adjusted Net Income	$52.7	$12.2

Basic weighted-average common shares outstanding	32,216,641	27,770,063
Weighted average effect of dilutive securities:
Stock options	733,503	1,274,818
Restricted stock units	372,990	575,153
Diluted adjusted weighted-average common shares outstanding	33,323,134	29,620,034

Adjusted Earnings Per Share	$1.58	$0.41

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	2Q 2022		FY 2022
	Low	High	Low	High
Adjusted Net Income
Net income	$(8.6)	$(8.1)	$41.0	43.0
Adjustments:
Income tax expense	(3.1)	(2.9)	11.2	11.8
Stock-based compensation expense	7.0	8.0	27.0	28.2
Acquisition and integration related expenses	7.5	8.5	34.5	36.2
Adjusted income before taxes	2.8	5.5	113.7	119.2
Normalized income tax expense	0.8	1.5	30.7	32.2
Adjusted Net Income (1)	$2.0	$4.0	$83.0	$87.0
Forecasted diluted weighted-average shares outstanding used to calculate Adjusted EPS	33.9	33.9	33.9	33.9
Adjusted EPS	$0.06	$0.12	$2.45	$2.56

Note: Numbers may not foot or cross-foot due to rounding.

(1) Management's guidance assumes the following for 2Q 2022 and FY 2022, respectively:

With respect to 2Q 2022, for loans which are projected to have a weighted average life of 0.86 years, the Company is assuming a June 30, 2022 interpolated LIBOR/Swap rate of 2.83%, based on the forward rates from April 29, 2022. For notes, which have original terms of 2 or 3 years, the Company interpolates between the forward swap rates. The Company is assuming a June 30, 2022 interpolated LIBOR/Swap rate of 3.04%, based on the forward rates from April 29, 2022.

With respect to FY 2022, for loans which are projected to have a weighted average life of 0.87 years, the Company is assuming a December 31, 2022 interpolated LIBOR/Swap rate of 3.51%, based on the forward rates from April 29, 2022. For notes, which have original terms of 2 or 3 years, the Company interpolates between the forward swap rates. The Company is assuming a December 31, 2022 interpolated LIBOR/Swap rate of 3.49%, based on the forward rates from April 29, 2022.